Exhibit 1.1
8,900,000 Shares
PARKER DRILLING COMPANY
Common Stock
UNDERWRITING AGREEMENT
January 18, 2006
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Parker Drilling Company, a Delaware corporation (the “Company”), proposes to sell 8,900,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.16? per share (the “Common Stock”). In addition, the Company proposes to grant to you as underwriter (the “Underwriter”) an option to purchase up to 1,335,000 additional shares of the Common Stock (the “Option Stock”) on the terms set forth in Section 2 of this agreement (this “Agreement”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriter.
     1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
   (a) A registration statement on Form S-3 relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you. As used in this Agreement:
     (i) “Applicable Time” means 9:10 a.m. (New York City time) on the date of this Agreement;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

     (iv) “Preliminary Prospectus” means the base prospectus included in such registration statement, including any preliminary prospectus supplement thereto relating to the Stock as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the base prospectus included in the Registration Statement (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
   (b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 3).
   (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
   (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 7(e).
   (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 7(e).
   (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
   (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 7(e).
   (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus.
   (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
   (j) Each of the Company and its Significant Subsidiaries (as defined below) has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation or other applicable legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation, formation or organization, is duly qualified to do business and is in good standing (to the extent such qualification exists) under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has full power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, or business of the Company and its subsidiaries, taken as a whole, or the authority or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”). The entities listed on Schedule II hereto are all of the “Significant Subsidiaries” of the Company (as defined in Section 15 hereof).
   (k) All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock, ownership interests or partnership interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and, in the case of capital stock, are fully paid and non-assessable and (except for director’s qualifying shares, if any, or as otherwise disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus and for pledges in favor of the lenders under the credit agreement, dated as of December 20, 2004, among the Company, the several lenders from time to time parties thereto, Lehman Brothers Inc. as sole advisor, sole lead arranger and sole bookrunner, Bank of America, N.A. as syndication agent and Lehman

Commercial Paper Inc., as administrative agent) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or adverse interests.
   (l) The Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.
   (m) The shares of the Stock to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
   (n) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries, (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, (iv) result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, or (v) result in the suspension, termination or revocation of any Material Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Material Authorization, other than for such conflicts, breaches, violations, defaults, suspensions, terminations, revocations or impairments that would not have a Material Adverse Effect.
   (o) No consent, approval, authorization, order, filing, registration or qualification of or with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and sale of the Stock by the Underwriter.

   (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person and to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
   (q) (i) The financial statements (including the related notes) included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations, changes in financial position and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply, (ii) such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as otherwise stated in the most recent Preliminary Prospectus and the Prospectus) and (iii) the other financial information and data set forth or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes) and the books and records of the Company.
   (r) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company, whose reports appear or are incorporated by reference in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 6(e) hereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus.
   (s) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
   (t) Since the date as of which information is given in the most recent Preliminary Prospectus and except as may otherwise be disclosed or contemplated in the most recent Preliminary Prospectus, neither the Company nor any of its Significant Subsidiaries has (i) issued or granted any securities (except for grants of options to purchase common stock pursuant to employee benefit plans and for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock (except for dividends or distributions paid or made to the Company or any of its subsidiaries by their respective subsidiaries).
   (u) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in any case otherwise than (i) as set forth or contemplated in the most recent Preliminary Prospectus or (ii) that would not, individually or in the aggregate, result in a Material Adverse Effect; and, since the respective dates as of which information is given in the most recent Preliminary Prospectus, there has not been any change in the capital stock (except for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date) or material increase in the long-term debt of the Company or any of its subsidiaries considered as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial condition, or stockholders’ equity, results of operations or business of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus.
   (v) None of the Company or any of its subsidiaries (i) is in violation of its charter, by-laws or other constitutive documents, (ii) is in default, and, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations, defaults and failures which would not have a Material Adverse Effect.
   (w) The Company and its subsidiaries have good title to all real property and personal property owned by them, in each case free and clear of all liens, encumbrances, equities or claims except such as are described or contemplated in the most recent Preliminary Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect and do not materially interfere with the use made or to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company and its subsidiaries.
   (x) Except as set forth or contemplated in the most recent Preliminary Prospectus, each of the Company and the subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities (whether domestic or foreign) and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect (each such Authorization, a “Material Authorization”); each Material Authorization is valid and in full force and effect and each of the Company and the subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.
   (y) Except as described in the most recent Preliminary Prospectus, the Company and its subsidiaries carry or are covered by insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses. In the Company’s judgment, such insurance insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance.
   (z) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of infringement of or conflict with asserted rights of others with respect to, any of such intellectual property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
   (aa) Except as set forth in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company and its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

   (bb) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
   (cc) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
   (dd) Each “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), as to which the Company or any of its subsidiaries is the plan sponsor, is in compliance in all material respects with all applicable provisions of ERISA and the U.S. Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each such “employee benefit plan” has been established and administered in all material respects in accordance with its terms and each of the Company and its subsidiaries is in compliance in all material respects with its obligations under ERISA and the Code with respect to each such “employee benefit plan;” no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor, except as would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or complete or partial withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971 or 4975 of the Code; and each “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor that is intended to be qualified under Section 401(a) of the Code is so qualified in all respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect.
   (ee) Each of the Company and its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof other than such returns for which the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect and has paid all taxes shown to be due thereon, except those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company or its subsidiaries in accordance with generally accepted accounting principles. Except as disclosed in the most recent Preliminary Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the

Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.
   (ff) Except as disclosed or contemplated in the most recent Preliminary Prospectus, there has been no violation by the Company or any of its subsidiaries of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit relating to the protection of natural resources, human health or the environment (“Environmental Law”) or storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, hazardous substances or any other material that is regulated under, or that could result in the imposition of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum and petroleum products (collectively, “Hazardous Substances”), by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned, leased or operated by the Company or its subsidiaries in violation of any Environmental Law or which would require remedial action under any Environmental Law or which would otherwise result in liability under any Environmental Law, except for any violation, remedial action or liability which would not have, individually or in the aggregate with all such violations, remedial actions and liabilities, a Material Adverse Effect; except as disclosed or contemplated in the most recent Preliminary Prospectus, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, a Material Adverse Effect; except as disclosed in the most recent Preliminary Prospectus, there is no claim by any governmental agency or body against the Company or any of its subsidiaries under any Environmental Law that the Company believes may result in a fine or other monetary sanction of $100,000 or more; and except as disclosed in the most recent Preliminary Prospectus, no material expenditures by the Company or any of its subsidiaries are anticipated in order to maintain compliance with any Environmental Law.
   (gg) There are no material contracts that would be required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference that that have not been so described therein.
   (hh) Except as described in the most recent Preliminary Prospectus, no material relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, which would be required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described therein.

   (ii) The industry data and estimates included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable or represent the Company’s good faith estimates based on data derived from such sources.
   (jj) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in the Registration Statement or the most recent Preliminary Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
   (kk) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, by others within those entities, particularly during the most recent fiscal period with respect to which the Company has filed a report on Form 10-K or 10-Q under the Exchange Act; (B) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter; and (C) are effective in all material respects to perform the functions for which they were established.
     (ii) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
     (iii) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (iv) There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
   (ll) Except as described in or contemplated by the most recent Preliminary Prospectus and except with respect to AralParker, CJCS (Kazakhstan), ParkerSMNG Russia and Saipar, B.V., none of the Company’s subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

   (mm) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
   (nn) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
   (oo) Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).
   (pp) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
   (qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
   (rr) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 4(a)(vii).
   (ss) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock that have not been paid.
     Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
     2. Purchase of the Stock by the Underwriter. On the basis of the representations, warranties and agreements of the Underwriter contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 8,900,000 shares of the Firm Stock to the Underwriter, and the Underwriter agrees to purchase that number of shares of the Firm Stock.
     In addition, the Company grants to the Underwriter an option to purchase up to 1,335,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriter sells more shares of Common Stock than the number of Firm Shares in the offering and as set forth in Section 3 hereof.
     The price of both the Firm Stock and any Option Stock purchased by the Underwriter shall be $11.23 per share.
     The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.
     3. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Underwriter against payment by the Underwriter of the purchase price of the Firm Stock being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.
     The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriter, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”
     Delivery of the Option Stock by the Company and payment for the Option Stock by the Underwriter shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Underwriter against payment by the Underwriter of the purchase price of the Option Stock being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.
     4. Further Agreements of the Company and the Underwriter. (a) The Company agrees:
   (i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable best efforts to obtain its withdrawal;

   (ii) To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein;
   (iii) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
   (iv) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
   (v) During any period that delivery of a prospectus is required in connection with the offering or sale of the Stock or any other securities relating thereto, to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;
   (vi) During any period that delivery of a prospectus is required in connection with the offering or sale of the Stock or any other securities relating thereto, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing;
   (vii) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

   (viii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
   (ix) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
   (x) The Company will cooperate with the Underwriter and with its counsel in connection with the qualification of the Stock for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if not otherwise so subject.
   (xi) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc., and to cause each executive officer and director of the Company set forth on Schedule 1 hereto to furnish to the Underwriter, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).
   (xii) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;
     (b) The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
     5. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the inclusion of the Stock on the New York Stock Exchange; (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 4(a)(x); and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 5 and in Section 9, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter.
     6. Conditions of Underwriter’s Obligations. The respective obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
   (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
   (b) Bracewell & Giuliani LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, substantially in the form attached as Exhibit B-1 hereto.
   (c) Ronald C. Potter, Esq. shall have furnished to the Underwriter his written opinion, as General Counsel to the Company, addressed to the Underwriter and dated such Delivery Date, substantially in the form attached as Exhibit B-2 hereto or such other form that is reasonably acceptable to the Underwriter.
   (d) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
   (e) At the time of execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with registered public offerings.
   (f) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the applicable rules and regulations adopted by the Commission and the PCAOB and (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
   (g) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Senior Vice President and its chief financial officer stating that:
     (i) The representations and warranties made by the Company with respect to the Company and it subsidiaries in Section 1 hereof are true and correct as of such Delivery Date, and that the Company has complied with all its agreements contained herein and have fulfilled all conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
     (iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
   (h) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in any case otherwise than as set forth or contemplated in the most recent Preliminary Prospectus (as of the date hereof) or that would not, individually or in the aggregate, result in a Material Adverse Effect; and, (ii) since the respective dates as of which information is given in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock (except for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date) or material increase in the long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, condition, financial or otherwise, stockholder’s equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus (as of the date hereof), the effect of which, in any such case described in clause (i) or (ii) is in the reasonable judgment of the Initial Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (i) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (k) The New York Stock Exchange shall have approved the Stock for inclusion, subject only to official notice of issuance.
     (l) The Lock-Up Agreements between the Underwriter and the executive officers and directors of the Company set forth on Schedule 1, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
     7. Indemnification and Contribution.
   (a) The Company will indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter or (D) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company will not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and will reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.
   (b) The Underwriter will indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 7(e), and will reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
   (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter will have the right to employ counsel to represent it and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 7 if, in the reasonable judgment of the Underwriter it is advisable for the Underwriter and its directors, officers, employees and controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel will be paid by the Company. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
   (d) If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering will be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the

Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) will be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriter will not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
   (e) The Underwriter confirms and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.
     8. Termination. The obligation of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(h), 6(i) and 6(j) has occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.
     9. Reimbursement of Underwriter’s Expenses. If (a) the Company fails to tender the Stock for delivery to the Underwriter or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company will pay the full amount thereof to the Underwriter, but the Company shall then be under no further liability to the Underwriter under this Agreement, except for the provisions of Section 7, which shall survive.
     10. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     11. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company will be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.
     12. Notices, Etc. All statements, requests, notices and agreements hereunder will be in writing, and:
     (a) if to the Underwriter, will be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Andrew R. Keller (Fax: (212) 455-2502) and with a copy in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); and
     (b) if to the Company, will be delivered or sent by hand or overnight delivery, mail, or facsimile transmission to Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077 Attention: General Counsel (Fax: (281) 406-2001, with a copy (which copy shall not constitute notice) to Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2781, Attention: William S. Anderson (Fax: (713) 221-1212).

Any such statements, requests, notices or agreements will take effect at the time of receipt thereof.
     13. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 7(b) of this Agreement will be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or will be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will survive the delivery of and payment for the Stock and will remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     15. Definition of the Terms “Business Day”, “Person” “Subsidiary” and “Significant Subsidiary”. For purposes of this Agreement, (i) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (ii) “person” means a natural person, corporation, partnership, limited partnership, limited liability company, trust or unincorporated organization or similar entity, or a governmental authority, (iii) “subsidiary” has the meaning set forth in Rule 405 and (iv) “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.
     16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
     17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts will each be deemed to be an original but all such counterparts will together constitute one and the same instrument.
     18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, PARKER DRILLING COMPANY
By:	/s/ W. Kirk Brassfield
	Name:	W. Kirk Brassfield
	Title:	Sr. Vice President & CEO

Accepted: Lehman Brothers Inc.
By:	/s/ Carlos Ruiz
Authorized Representative

SCHEDULE 1
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
Robert L. Parker
James W. Whalen
R. Rudolph Reinfrank
John W. Gibson, Jr.
Robert E. McKee III
Robert M. Gates
Roger B. Plank
George T. Donnelly
Robert W. Goldman
Officers
Robert L. Parker Jr.
David C. Mannon
W. Kirk Brassfield
Denis Graham
Ronald C. Potter
David W. Tucker
Lynn G. Cullom
Michael D. Drennon

SCHEDULE 2
List of Significant Subsidiaries
Parker Drilling Company of Oklahoma, Incorporated
Parker Technology, Inc.
Parker-VSE, Inc.
Parker Drilling Company International Limited
Parker Drilling Company of New Guinea, Inc.
Parker Drilling Company Limited
Parker North America Operations, Inc.
Parker Drilling Company (Bolivia) S.A.
Parker Drilling Company International, Inc.
Universal Rig Service Corp.
Parker Drilling (Kazakstan), Ltd.

Exhibit A
LOCK-UP LETTER AGREEMENT
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Stock”) of Common Stock, par value $0.162/ 3 per share (the “Common Stock”), of Parker Drilling Company, a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Stock to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus relating to the Offering (such 45-day period, the “Lock-Up Period”).
     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.
[Signature page follows]
A-2

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated:
A-3

EXHIBIT B-1
FORM OF OPINION OF BRACEWELL & GIULIANI LLP
1.	Each of the Company and Parker Drilling Company International, Inc., a Delaware corporation (“PDCII”), has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power to conduct its business as described in the Prospectus.

3.	The Agreement has been duly authorized, executed and delivered by the Company.

4.	The shares of Stock to be issued and sold by the Company to the Underwriter pursuant to the Agreement have been duly authorized and, upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable and will conform as to legal matters in all material respects to the description thereof contained under the caption “Description of Our Capital Stock” in the Prospectus.

5.	There are no preemptive rights under federal or under the Delaware General Corporation Law to subscribe for or purchase shares of the Stock. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s Certificate of Incorporation or By-laws.

6.	No consent, approval, authorization or order of, or filing with, any U.S. federal or Texas governmental authority or agency having jurisdiction over the Company or PDCII or, to our knowledge after due inquiry, any U.S. federal or Texas court is required to be obtained or made and has not been obtained or made by the Company or PDCII for the issue and sale of the Stock by the Company to the Underwriter pursuant to the Agreement and the execution, delivery and performance by the Company of the Agreement, except as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Stock by the Underwriter.

7.	The issue and sale of the Stock by the Company to the Underwriter pursuant to the Agreement, the execution, delivery and performance by the Company of the Agreement and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus do not and will not (i) violate the Certificate of Incorporation or Bylaws of the Company or PDCII, each as amended to the date hereof; (ii) result in a default under or breach of any of the agreements listed on Schedule I hereto (except where such defaults and breaches would not, individually or in the aggregate, have a

Lehman Brothers Inc.
January           , 2006
material adverse effect on the financial condition or results of operations of the Company and its subsidiaries and other consolidated entities, taken as a whole); or (iii) violate any applicable provisions of existing U.S. federal law, the laws of the State of Texas or the General Corporation Law of the State of Delaware.

8.	The Company is not and, after giving effect to the issue and sale of the Stock by the Company and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9.	The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceeding for such purpose has been instituted or threatened by the Commission.

10.	(A) The Registration Statement, on the latest Effective Date and on the applicable Delivery Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, appeared on their face appropriately responsive in all material respects with the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

11.	The statements as to legal matters made in the Prospectus under the caption “Description of Our Capital Stock,” insofar as they purport to constitute summaries of the terms of the Common Stock (including the Stock), constitute accurate summaries of the terms of such Common Stock in all material respects.

12.	The statements made in the Prospectus under the caption “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
Because the primary purpose of our engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of
Annex B1-2

Lehman Brothers Inc.
January           , 2006
many of the statements contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, the Company’s Quarterly Reports on Form 10-Q for the three months, six months and nine months ended March 31, June 30 and September 30, 2005, respectively, the Company’s Current Reports on Form 8-K filed on January 6, 2005, February 8, 2005, February 28, 2005, April 14, 2005, April 15, 2005, April 22, 2005, May 3, 2005, May 12, 2005, June 17, 2005, July 18, 2005, October 17, 2005, November 1, 2005 and December 2, 2005, (other than, in each case, information that is furnished rather than filed in accordance with Securities and Exchange Commission rules) and the Company’s Proxy Statement on Schedule 14A, each as filed under the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act Documents”), and incorporated by reference in the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package or the Exchange Act Documents (except to the extent expressly set forth in paragraphs 11 and 12 above), and we have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and other financial or accounting data included in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package, the Exchange Act Documents or the exhibits to the Registration Statement or the Exchange Act Documents, and we have not examined the accounting, financial or other records from which such financial statements, schedules and other financial or accounting data and information were derived. We are not experts with respect to any portion of the Registration Statement, the Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package or the Exchange Act Documents, including, without limitation, such financial statements and supporting schedules and related data and other financial or accounting data included therein. We did not participate in the preparation of the Exchange Act Documents. However, we have participated in conferences with officers and other representatives of the Company, its independent registered public accounting firm, your representatives and your counsel at which the contents of the Registration Statement and related matters were discussed. Based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company and upon your representatives, we advise you that no facts have come to our attention that have caused us to believe that (i) the Registration Statement and the Exchange Act Documents incorporated by reference therein, considered together (except for the financial statements, schedules and related data and other financial or accounting data, as to which we have not been asked to comment), at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (ii) the Prospectus (except for the financial statements, schedules and related data and other financial or accounting data, as to which we have not been asked to comment) as of its date or as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the most recent Preliminary Prospectus and the Issuer Free Writing Prospectuses set forth on a schedule to such opinion acceptable to counsel to the Underwriters, considered together (except for the
Annex B1-3

Lehman Brothers Inc.
January           , 2006
financial statements, schedules and related data and other financial or accounting data, as to which we have not been asked to comment), as of the Applicable Time, and except that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Annex B1-4

Schedule I
Indenture, dated as of October 10, 2003, by and among the Company, the subsidiaries of the Company named therein as guarantors and JPMorgan Chase Bank, a New York banking corporation, as trustee.
Indenture, dated as of September 2, 2004 and among the Company, the subsidiaries of the Company named therein as guarantors and JPMorgan Chase Bank, a New York banking corporation, as trustee.
Rights Agreement, dated as of July 14, 1998, as amended by Amendment No. 1 dated as of September 22, 1998, between the Company and Norwest Bank Minnesota, N.A., as rights agent.
Credit Agreement, dated as of December 20, 2004, among the Company, the several lenders from time to time parties thereto, Lehman Brothers, Inc. as sole advisor, sole lead arranger and sole bookrunner, Bank of America, N.A. as syndication agent and Lehman Commercial Paper Inc., as administrative agent.

EXHIBIT B-2
FORM OF OPINION OF RONALD C. POTTER, ESQ.
1.	The Company, each of the Significant Subsidiaries incorporated in Oklahoma (“Oklahoma Significant Subsidiaries”) and each of the Significant Subsidiaries incorporated in Nevada (“Nevada Significant Subsidiaries”) has been duly incorporated, formed or organized, as the case may be, and is an existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective state of incorporation, formation or organization, as the case may be; and the Company and each of the Oklahoma Significant Subsidiaries and each of the Nevada Significant Subsidiaries has the corporate power to conduct its business as described in the Prospectus.

2.	The Agreement has been duly authorized, executed and delivered by the Company.

3.	No consent, approval, authorization or order of, or filing with, any Oklahoma or Nevada governmental authority or agency having jurisdiction over the Company or the Oklahoma Significant Subsidiaries and Nevada Significant Subsidiaries or, to my knowledge after due inquiry, any Oklahoma or Nevada court, is required to be obtained or made and has not been obtained or made by the Company or the Oklahoma Significant Subsidiaries and Nevada Significant Subsidiaries to the Underwriter pursuant to the Agreement and the execution, delivery and performance of this Agreement by the Company, except as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Stock by the Underwriter.

4.	The execution, delivery and performance of the Agreement by the Company, the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus do not and will not (i) violate the Certificate of Incorporation or Articles of Incorporation, as applicable, or Bylaws, each as amended to the date hereof, of the Company or any of the Oklahoma Significant Subsidiaries and Nevada Significant Subsidiaries; (ii) result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound; or (iii) result in the suspension, termination or revocation of any Material Authorization (as defined in the Purchase Agreement) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Material Authorization.

5.	To my knowledge, there are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, granting such person the right to require the Company, as the case may be, to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person and to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

6.	The documents incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements, schedules and related data and other financial or accounting data, as to which I have not been asked to comment), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

7.	There are no contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed therewith or incorporated by reference therein as required.

8.	Except as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company and its subsidiaries could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and to my knowledge, no such proceedings are threatened by governmental authorities or others.
I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, any Preliminary Prospectus or the Pricing Disclosure Package and I have not independently verified the accuracy, completeness or fairness of such statements. I have, however, participated in conferences with officers of the Company, its independent registered public accounting firm, your representatives and your counsel at which the contents of the Registration Statement (including the Exchange Act Documents) and related matters were discussed. Based upon such participation, I advise you that no facts have come to my attention that have caused me to believe that the (i) the Registration Statement (including the Exchange Act Documents) (except for the financial statements, schedules and related data and other financial or accounting data, as to which I have not been asked to comment), as of its date or as of the date hereof contained or
Annex B2-2

contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Prospectus as of its date or as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such opinion acceptable to counsel to the Underwriters, as of the Applicable Time, and except that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Annex B2-3